Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 033-63005 on Form S-3D of our report dated March 21, 2008 with respect to the consolidated financial statements of National Bancshares Corporation, which report is incorporated by reference in Form 10-K for National Bancshares Corporation for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Cleveland, Ohio
March 27, 2008